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                            EXHIBIT 23.2

                   INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Perry-Judd's Incorporated on Form S-4 of our report on the consolidated financial statements of PPC Holdings, Inc. and Predecessor subsidiary dated
November 14, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Summary Historical and Pro Forma Financial Data", "Selected Historical and Pro Forma Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

January 28, 1998